250 Putnam Asset Allocation Funds Growth Portfolio attachment
9/3/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		16,848
Class B		  4,227
Class C		  1,396

72DD2	(000s omitted)

Class M		    755
Class R		     -
Class Y		13,372

73A1

Class A		$0.235
Class B		  0.159
Class C		  0.159

73A2

Class M		  0.180
Class Y		  0.259

74U1	(000s omitted)

Class A		68,252
Class B		26,123
Class C		  8,518

74U2	(000s omitted)
Class M		  3,580
Class R             -
Class Y		45,221

74V1
Class A		9.22
Class B		9.06
Class C		8.93

74V2
Class M		9.07
Class R		9.21
Class Y		9.30